EXHIBIT 99.1

NEWS RELEASE

For Immediate Release	Contact:	Thomas A. Young, Jr.
July 29, 2003		Paul M. Harbolick, Jr.
(703) 814-7200

Alliance Bankshares Reports Record Net Income

Earnings per Share, diluted amount to $.52 for second quarter of 2003 and $1.02 for the first six months of 2003

Total assets reach $375.4 million, Ballston Office opens and Bank capitalizes on strong contributions from all Company Divisions.

Fairfax, VA — (NASDAQ:ABVA) Alliance Bankshares Corporation today released second quarter 2003 financial results marking the Company’s twelfth consecutive quarterly profit. The Company reported record quarterly earnings of $1.2 million compared to $452 thousand for the second quarter of 2002. Earnings for the six months ended June 30, 2003 amounted to $2.3 million compared to $720 thousand for the first six months of 2002.

“We are pleased to report exceptionally strong results. As we approach our five year anniversary in November, our performance achievements have been outstanding,” said Thomas A. Young, Jr., President and Chief Executive Officer. Thomas P. Danaher, Chairman of the Board of Directors, echoed Young’s sentiments. “In the spring and summer of 1998, we were actively seeking capital to launch the Alliance franchise, now less than five years later we have grown to $375 million in total assets and record profitability,” said Danaher.

The earnings of $1.2 million for the quarter ended June 30, 2003 were $757 thousand greater than the second quarter 2002 earnings of $452 thousand. Our year to date 2003 earnings amounted to $2.3 million compared to $720 thousand for the first six months of 2002. The strong results are attributed to the success of our core banking unit, Alliance Bank Corporation, quality performance of our mortgage banking unit, Alliance Home Funding, LLC and positive results from our investment portfolio. The diversified revenue sources have propelled the earnings to record levels in 2003.

Total assets amounted to $375.4 million a record level for the company. The loan portfolio grew to $96.5 million or $33.5 million greater than the June 30, 2002 level of $63.0 million. The company continues to focus on developing quality customer relationships. Our deposits amounted to a record $294.2 million as of June 30, 2003, over double the 2002 level of $146.3 million. We have effectively deployed this strong deposit growth into Loans Held for Sale and Investment Securities. As of June 30, 2003, we had $33.9 million in Loans Held for Sale compared to $13.8 million as of June 30, 2002. Investment securities amounted to $155.5 million as June 30, 2003 or $77.1 million greater than the June 30, 2002 level of $78.4 million. As part of the company’s continued asset / liability management process, the company sold investment securities that generated $862 thousand in gains during the quarter and $1.7 million during the six month period ended June 30, 2003. Additionally, the unrealized gain on investment securities was $1.7 million compared to $1.4 million as of December 31, 2002 and $580 thousand as of June 30, 2002.

On June 30, 2003, the company completed its $10 million Trust Preferred Securities offering. A portion of the Trust Preferred Securities will count as Tier 1 capital for regulatory purposes. “We are pleased to have this additional capital at a cost we consider to be extremely favorable compared to the cost of issuing new common stock. This new capital will enable us to continue our growth strategy” said Thomas A. Young, Jr., President and Chief Executive Officer.

On June 16, 2003, we opened our fourth banking office in Ballston, Virginia. “We have an excellent experienced commercial and retail team dedicated to the highest levels of customer service in the Ballston marketplace,” said Young.

Alliance Bankshares Corporation is a locally managed community banking organization based in Northern Virginia. The independent status of the organization allows the bank’s management to create implement and maintain banking services with a level of flexibility, creativity and discretion that is not possible with larger institutions.

Some of the matters discussed herein may include forward-looking statements. These forward-looking statements may include statements regarding profitability and financial and other goals. These statements are based on certain assumptions and analyses by the Company and other factors it believes are appropriate in the circumstances. However, the Company’s expectations are subject to a number of risks and uncertainties and other factors that could cause actual results, events and developments to differ materially from those contemplated by any forward-looking statements herein. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and cautionary language in the Company’s most recent report on Form 10-KSB and other documents filed with the Securities and Exchange Commission.

More information on Alliance Bankshares Corporation can be found online at
www.alliancebankva.com, or by phoning an Alliance office.

* * *

ALLIANCE BANKSHARES CORPORATION Balance Sheets

	June 30,	December 31,	June 30,
	2003*	2002	2002*

	(Dollars in thousands, except per share)
ASSETS
Cash and due from banks	$28,990	$17,215	$14,106
Federal funds sold	56,493	10,127	39,236
Investment securities available-for-sale, at fair value	155,370	130,985	78,329
Investment securities held-to-maturity, at amortized cost	100	100	100
Loans held for sale	33,877	37,134	13,786
Loans, net of unearned discount and fees	96,507	82,786	62,969
less: allowance for loan losses	(1,280)	(1,066)	(768)

Loans, net	95,227	81,720	62,201
Premises and equipment, net	1,799	1,281	846
Other assets	3,518	2,063	1,647

TOTAL ASSETS	$375,374	$280,625	$210,251

LIABILITIES AND STOCKHOLDERS’ EQUITY
Non-interest bearing deposits	$137,928	$108,691	$77,632
Interest-bearing deposits	156,239	107,275	68,645

Total deposits	294,167	215,966	146,277
Repurchase agreements and other borrowed funds	30,116	34,482	37,169
Federal Home Loan Bank Advances	18,500	10,500	10,500
Trust Preferred Capital Notes	10,000	—	—
Other liabilities	2,264	2,109	990
Commitments and contingent liabilities	—	—	—

TOTAL LIABILITIES	355,047	263,057	194,936

STOCKHOLDERS’ EQUITY	20,327	17,568	15,315

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$375,374	$280,625	$210,251

*	Unaudited financial results

ALLIANCE BANKSHARES CORPORATION Income Statements

	Quarter Ended	Quarter Ended	Six Months	Six Months
	June 30,	June 30,	June 30,	June 30,
	2003*	2002*	2003*	2002*

		(Dollars in thousands, except per share)
INTEREST INCOME:
Loans	$1,863	$1,195	$3,690	$2,293
Investment securities	1,564	1,052	3,093	1,964
Federal funds sold	98	55	145	77

Total interest income	3,525	2,302	6,928	4,334
INTEREST EXPENSE:
Deposits	909	479	1,686	952
Purchased funds and other borrowings	370	338	781	595

Total interest expense	1,279	817	2,467	1,547

Net interest income	2,246	1,485	4,461	2,787
Provision for loan losses	124	111	211	171

Net interest income after provision for loan losses	2,122	1,374	4,250	2,616

OTHER INCOME:
Deposit account service charges	47	29	84	51
Gain on loan sales	1,970	661	3,086	1,101
Gain on sale of available-for-sale securities	862	157	1,741	185
Other operating income	18	34	41	64

Total other income	2,897	881	4,952	1,401
OTHER EXPENSES:
Salaries and employee benefits	1,775	892	3,154	1,613
Occupancy expense	218	108	423	207
Equipment expense	140	79	274	156
Operating expenses	1,126	588	1,961	1,106

Total other expenses	3,259	1,667	5,812	3,082

INCOME BEFORE INCOME TAXES	1,760	588	3,390	935
Income tax expense	551	136	1,057	215

NET INCOME	$1,209	$452	$2,333	$720

Net income per common share, basic	$0.57	$0.21	$1.10	$0.34

Net income per common share, diluted	$0.52	$0.21	$1.02	$0.33

Weighted average number of shares, basic	2,131,882	2,115,102	2,123,492	2,115,102

Weighted average number of shares, diluted	2,304,795	2,165,348	2,284,374	2,166,777

*	Unaudited financial results, includes certain reclassifications from prior period which do not effect end results

ALLIANCE BANKSHARES CORPORATION Statistical Information

	June 30,		June 30,
	2003*		2002*

	(Dollars in thousands, except per share)
Performance Information:

For The Quarter Ended,
Earnings per share, basic	$0.57		$0.21
Earnings per share, diluted	0.52		0.21
Return on average assets	1.47%		1.06%
Return on average equity	24.89%		12.87%
Net interest margin**	3.10%		3.95%

For The Six Months Ended,
Earnings per share, basic	$1.10		$0.34
Earnings per share, diluted	1.02		0.33
Return on average assets	1.53%		0.91%
Return on average equity	24.86%		10.37%
Net interest margin **	3.30%		4.02%

Credit Quality Ratios:
Allowance for loan losses to total loans	1.33%		1.22%
Allowance for loan losses to non-accrual loans	213.3	X	N/A
Allowance for loan losses to nonperforming assets	213.3	X	N/A
Nonperforming assets to total assets	(0.00)%		N/A
Net chargeoffs (recoveries) to average loans	(0.00)%		0.02%

Capital Information:
Book value per share	$9.46		$7.24
Tier I risk-based capital ratio	14.5%		15.1%
Total risk-based capital ratio	18.4%		15.8%
Leverage capital ratio	7.3%		8.7%
Total equity to total assets ratio	5.4%		7.3%

*	Unaudited financial results, includes certain reclassifications from prior period which do not effect end results

**	On a fully tax-equivalent basis assuming a 34% federal tax rate.